Securities and Exchange Commission 450 Fifth Street, NW Washington, D.C. To Whom It May Concern: Johanna Soderstrom I, _____________________________________, the undersigned, of 2200 W. Don Tyson Parkway, Springdale, AR 72762 hereby appoint Amy Tu, R. Read Hudson and Brett Worlow as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5. This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Foods, Inc. securities to the Securities and Exchange Commission. _______________________________ Johanna Soderstrom Arkansas STATE OF _____________________ ) ) Washington COUNTY OF ____________________ ) Johanna Soderstrom Before me, the undersigned authority, on this day appeared ___________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the instrument for the purposes and consideration expressed in the instrument, as the act and deed of ___________________________.Johanna Soderstrom 7th August Given under my hand and seal of office on the______ day of ____________________, 20___.20 _________________________________ Notary Public 09/23/2024 My Commission Expires: ______________